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[ING LOGO]


                                                                  EXHIBIT (d)(8)


Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                        June 26, 2002


      Pursuant to Section 1 of the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Series U and Series V, newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "Series U and Series V" to Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fees indicated for the series, is attached hereto.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to Series U and Series V by signing below.


                                        Very sincerely,


                                        Michael J. Roland
                                        Executive Vice President
                                        ING Investments, LLC


ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By: ___________________________
    Mary Ann Fernandez
    Senior Vice President

    484827.1.02
    7337 East Doubletree Ranch Road    Tel: 480.477.3000    ING Investments, LLC
    Scottsdale, AZ  85258-2034         Fax: 480.477.2700
    www.ingfunds.com
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                                 FORM OF AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                          EFFECTIVE AS OF JUNE 26, 2002


SERIES            ANNUAL SUB-ADVISORY FEE      APPROVED BY BOARD       REAPPROVAL DATE
------            -----------------------      -----------------       ---------------
Series D-N        0.1125% Offering Period      December 12, 2001       December 31, 2002
Series P-R        0.270% Guarantee Period

Series S-T        0.1125% Offering Period       April 3, 2002          December 31, 2002
                  0.270% Guarantee Period

Series U-V*       0.1125% Offering Period       June 26, 2002          December 31, 2002
                  0.270% Guarantee Period


*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.